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                                                                    EXHIBIT 3.32

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                                                      A590164
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
                  CERTIFICATE OF
                       INCORPORATION

                             G-50
                                                                                    _85732
                                   June, 1979
               ==============================
                   SALEM MEDIA CORPORATION
               ==============================
                                                                       STATE OF __________
                                                                       DEPARTMENT OF ________
                                                                       FILED  JUL 12 1979
                                                                       AMT OF CHECK $ 103.50
                                                                                    --------
                                                                       FILING FEE $ .50
                                                                                  --------
                                                                       TAX $ .50
                                                                           --------
                                                                       COPY $___________________
                                                                       CERT $___________________
                                                                       REFUND $_________________
                                                                       BY:______________________
                                                                       /s/ P. Owens
               ==============================
                  Miller & Fields
                  1901 Pennsylvania Ave. NW
                  Washington, D.C.  20006

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                         CERTIFICATE OF INCORPORATION

                          OF SALEM MEDIA CORPORATION
Under Section 402 of the Business Corporation Law
     THIS IS TO CERTIFY
     FIRST:  The name of the corporation is SALEM MEDIA CORPORATION.
     SECOND: The purposes for which the corporation is formed and the business or object to be carried on and promoted by it are as follows:
     (1) To engage in the business of commercial broadcasting by means of radio and/or television broadcasting machines or any other devices, machinery, or equipment whatsoever. To own, sell, hold, lease, equip, maintain and operate broadcasting and receiving stations and any connections between such stations; to transmit, send, and broadcast via radio waves and/or cables, news, talks, speeches, lectures, music, programs, reports, signals advertising, and all matter and things of any kind, nature and description whatsoever.
     (2) To engage in any other legal trade or business in connection with or auxiliary to broadcasting.
     THIRD:  The powers of the corporation are as follows:
     (1) To purchase or otherwise acquire, hold, own, mortgage, sell, convey, exchange, option, subdivide, or otherwise dispose of real and personal property of every class and description and any estate or interest therein, including leaseholds for any term, in any of the states, districts, territories, or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.
     (2) To issue both preferred and common stock, and accept payment of subscription therefor in such installments, in such manner, on such terms, in money or in property, real or personal, or both as shall be determined by the managing stockholders.
     (3) To borrow or raise money for any of the purposes of the corporation, and to issue bonds, debentures, notes or other obligations of any nature and in any manner permitted by law, for money so borrowed or, in payment for stock and property purchased or for any other lawful consideration, and to assure the payment thereof and the interest thereon, by mortgage upon or pledge or conveyance or assignment in trust of the whole or any part of the property of the corporation, real or personal, including the contract rights, whether at the time owned or thereafter acquired; and to sell, pledge, discount or otherwise dispose of such bonds, notes or obligations of the corporation for its corporate purposes.
     (4)  To perform any and all lawful activities.
     FOURTH: The office of the corporation is to be located in New York City, Borough of Queens, New York.
     FIFTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process may be served. A copy of the process may be mailed to Michael Riccardella, the corporation's registered agent, at 144-52 25th Drive, Flushing, New York 11354.
     SIXTH: The total number of shares of authorized common stock of the corporation shall be one hundred thousand (100,000) shares of $1 par value; each such share of stock to represent (1) vote.
     SEVENTH:  The duration of the corporation shall be perpetual.
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     EIGHTH:  The accounting period which the corporation _______ to establish as its first calendar or fiscal year for reporting the franchise tax on business corporations imposed by Article __ of the tax law shall be from January 1 to December 31 of each year.
     IN WITNESS WHEREOF, and as a natural person over the age of eighteen years, I have signed these Articles of Incorporation as the incorporator on this 29th day of June, 1979.

                                          /s/ Jerrold D. Miller
                                    ---------------------------------
                                            JERROLD D. MILLER
                                          Washington D.C. 20114

DISTRICT OF COLUMBIA )
City of Washington   ) ss.

     On this 29th day of June, 1979, before me personally appeared Jerrold D. Miller, to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.



                                             /s/ (Signature)
                              ---------------------------------------------
                                              NOTARY PUBLIC
                              ---------------------------------------------
My commission expires:         MY COMMISSION EXPIRES ON SEPTEMBER 14, 1983
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State of New York    )
                     )                                    31050
Department of State  )

I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.

          Witness my hand and seal of the Department of State on JUL 12 1979


                                                  /s/ Basil G. Paterson
                                                    Secretary of State


G020-504(12/78)